Exhibit 4.5

                             WILLIAMS CONTROLS, INC.

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


                  REGISTRATION RIGHTS AGREEMENT ("Agreement") made as of this day of July 15, 2002 between WILLIAMS CONTROLS, INC., a Delaware corporation, with its principal offices at 14100 SW 72nd Avenue, Portland, Oregon 97224 (the "Company") and the holders (each, a "Holder" and collectively, the "Holders") of Series A-1 Preferred Stock ("Series A-1 Preferred Stock") set forth on Exhibit A hereto.

                                    RECITALS

                  1. Each Holder has previously purchased shares of the Company's Series A 7 1/2% convertible redeemable preferred stock (the "Series A Preferred Stock") at $100.00 per share pursuant to the terms of a Preferred Stock Purchase Agreement between the Company and such Holder.

                  2. The Company has offered to exchange its Series A Preferred Stock for Series A-1 Preferred Stock (the "Exchange") pursuant to the terms of the Exchange Offer and Proxy Solicitation Offering Memorandum, dated June 10, 2002 (the "Information Statement").

                  3. Each share of Series A-1 Preferred Stock is convertible into shares of the Company's Common Stock, $.01 par value (the "Common Stock") per share, at $0.66 per share, subject to adjustment (the "Conversion Price").

                  4. Simultaneously herewith, each Holder is delivering a Letter of Transmittal to the Company providing for the exchange of Series A Preferred Stock owned by such Holder for Series A-1 Preferred Stock.

                  5. By delivery of the Letter of Transmittal, each Holder is agreeing to be bound by the terms of this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

                  Section 1. REGISTRATION RIGHTS.

                           1.1 As soon as possible after the completion of the
exchange pursuant to the Exchange Offer (as defined in the Information Statement) (the "Effective Date"), but in no event later than 180 days after the Effective Date, the Company shall, at its sole cost and expense, file a registration statement on the appropriate form under the Securities Act of 1933 ("1933 Act") with the Securities and Exchange Commission ("SEC") covering all of the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock (the "Conversion Shares") and such additional shares of Common Stock that may be issued pursuant to the anti-dilution rights contained in the Series A-1 Preferred Stock and as set forth below (collectively, the "Registrable Securities") for all holders of the Series A-1 Preferred Stock and Registrable Securities (collectively, the "Registered Holders"), time being of the essence. The Company will use its reasonable best efforts to have such registration statement declared effective as soon as possible after filing, and shall keep such registration statement current and effective for at least three (3) years from the effective date thereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or otherwise transferred.

                           1.2 In the event the Company effects any registration
under the 1933 Act of any Registrable Securities pursuant to Section 1.1 above, the Company shall indemnify, to the extent permitted by law, and hold harmless any person or entity whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to a particular indemnified party to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

                           1.3 In connection with any registration statement in
which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Seller specifically for use in the preparation thereof.

                           1.4 Any person entitled to indemnification under
Section 1.2 or 1.3 above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 1.4, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under
Section 1.2 or 1.3 above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

                           1.5 If for any reason the indemnity provided in
Section 1.2 or 1.3 above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section
1.4 above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 1.5 shall be several in proportion to their respective underwriting commitments and not joint.

                           1.6 The provisions of Section 1.2 through 1.5 of this
Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                           1.7 The Registered Holders shall have certain
"piggy-back" registration rights with respect to the Registrable Securities as hereinafter provided:

                                    1.7.1 If at any time after the Effective
Date, the Company shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock, the Company shall give written notice to each Registered Holder thereof prior to such filing.

                                    1.7.2 Within fifteen (15) days after such
notice from the Company, each Registered Holder shall give written notice to the Company whether or not the Registered Holder desires to have all of the Registered Holder's Registrable Securities included in the registration statement. If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered pursuant to such registration statement. If a Registered Holder gives such notice, then the Company shall include such Registered Holder's Registrable Securities in the registration statement, at the Company's sole cost and expense (except for any underwriter's commissions and discounts which shall be payable by the Registered Holder), subject to the remaining terms of this Section 1.7.

                                    1.7.3 If the registration statement relates
to an underwritten primary offering on behalf of the Company, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the

Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the Company will include in such registration
(i) first, the shares the Company proposes to sell, (ii) second, shares (including Registrable Securities) requested to be included in such registration by holders of registration rights pro rata among such holders on the basis of the number of shares which are subject to registration rights owned by each such holder, and (iii) third, other securities, if any, requested to be included in such registration. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Registered Holders shall enter into such agreements as may be reasonably required by the underwriters and the Registered Holders shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.

                                    1.7.4 If the registration statement relates
to an underwritten secondary offering on behalf of holders of the Company's securities, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering (including Registrable Securities) shall exceed the amount which the underwriter deems to be appropriate for the offering, the Company will include in such registration (i) first, shares other than Registrable Securities which are subject to registration rights and are requested to be included in such registration by holders thereof, and (ii) second, other shares (including Registrable Securities) requested to be included in such registration by holders having the right under an agreement with the Company or the Company's prior approval pro rata among such holders on the basis of the number of shares owned by each such holder.

                                    1.7.5 The Registered Holders shall have two
(2) opportunities to have the Registrable Securities registered under this
Section 1.7.

                                    1.7.6 The Registered Holder shall furnish in
writing to the Company such information as the Company shall reasonably require in connection with a registration statement.

                  Section 2. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

         No Registered Holders may participate in any registration hereunder which is underwritten unless such Registered Holder (a) agrees to sell such Registered Holder's securities on the basis provided in the underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations and warranties to the Company or the underwriters other than representations and warranties regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution.

                  Section 3. OBLIGATIONS OF THE HOLDERS OF REGISTRABLE
SECURITIES.

                           3.1 At least five business days prior to the first
anticipated filing date of any registration in which the Registered Holders have rights hereunder, the Company shall notify each Registered Holder in writing of the information the Company requires from each such holder if such holder elects to have any of such holder's Registrable Securities included in such registration. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Registered Holder that each such Registered Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, and any changes in any such information that would require an amendment or supplement to any such registration, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. To the extent that any holder of Registrable Securities fails to timely provide such information, the Company shall not be subject to any penalties hereunder for the period of time that such holder has failed to timely provide such information.

                  3.2 Each Registered Holder, by such holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration hereunder, unless such holder has notified the Company in writing of such holder's election to exclude all of such holder's Registrable Securities from such registration.

                  3.3 Each Registered Holder agrees that, upon request of the Company, such holder will immediately discontinue disposition of the Registrable Securities pursuant to any registration covering such Registrable Securities during any period not to exceed one 90-day period within any one 12-month period the Company requires in connection with an underwritten public offering. In addition, each holder of Registrable Securities agrees that such holder will enter into a standstill or lock-up agreement with respect to any underwritten public offering so long as (i) such agreement is required by the managing underwriter in connection with such underwritten public offering, (ii) the term of such agreement does not exceed 90 days, (iii) all of the Company's executive officers, directors and 5% stockholders (other than institutional stockholders) are required by such managing underwriter to enter into identical standstill or lockup agreements, and (iv) the continued effectiveness of such agreement is conditioned upon the continued effectiveness of all of the agreements described in the preceding clause (iii).

         Section 4. MISCELLANEOUS

         All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company, to:

                  Williams Controls, Inc.
                  14100 SW 72nd Avenue
                  Portland, OR  97224

                  Attention:  Dennis Bunday
                  Facsimile:  503-624-3812

                  with a copy, which shall not constitute notice, to:

                  Davis Wright Tremaine, LLP
                  1300 SW Fifth Avenue, Suite 2300
                  Portland, OR  97201
                  Attention:  James Waggoner
                  Facsimile: (503) 778-5399

                  To a Holder, to:

                  the address set forth on the books and records of the Company or, in each case, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

                  4.1 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                  4.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  4.3 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York and they hereby submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts in New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in case of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

                  4.4 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument.

                  4.5 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                  4.6 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

                  4.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                        WILLIAMS CONTROLS, INC.



                                        By:____________________________________
                                        Name:
                                        Title:

                                    Exhibit A

                         Names and Addresses of Holders